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Exhibit 23.4

PROTECTIVE INVESTMENT ADVISERS, INC. CODE OF ETHICS

I. APPLICABILITY

    This Code of Ethics (the "Code") is applicable to all directors, officers, general partners, and employees of Protective Investment Advisors, Inc. (the "Manager") and to all other Subject Persons, as defined below.

II. PREAMBLE

    As a person who, for compensation, engages in the business of advising others as to the advisability of investing in, purchasing, or selling securities, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Section 206 of the Advisers Act makes it unlawful for any inivestment adviser, directly or indirectly: (1) to employ any device, scheme, or artifice to defraud any client or prospective client; (2) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; (3) acting as a principal for its own account, knowingly to sell any security to or purchase any security from a client, or, acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without obtaining the consent of the client; or (4) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

    As a person, who pursuant to contract with an investment company such as Protective Investment Company (the "Company"), regularly furnishes advice to such company with respect to the desirability of investing in, purchasing, or selling securities or who is empowered to determine what securities shall be purchased or sold by such company, the Manager has a fiduciary duty to the Company. Section 36 of the Investment Company Act of 1940 (the "Act") establishes, as a matter of federal law, the fiduciary status of affiliated persons of an investment company vis-a-vis such company and regulates and controls the relationship between an investment company and its officers and employees, its investment advisers, and officers and employees of such advisers. The Act specifically prohibits certain types of financial transactions, involving, either directly or indirectly, both an investment company and its investment adviser or officers of employees of such adviser unless prior approval is obtained from the Securities and Exchange Commission (the "SEC").

    An underlying policy of the Act is to prohibit any person who is connected with an investment company or an investment adviser of such company from deriving hidden profit from his or her association with such company. The Act, among other things, prohibits persons affiliated with an investment company from engaging in practices that constitute fraud or deceit upon the company or its shareholders, including the practice of its directors, officers, or employees or of any investment manager, investment adviser, or their employees trading privately, (i.e., for their own accounts) in securities at a time when the investment company is caused to trade in the same securities in order to benefit these affiliated persons. Thus, the Act requires investment company directors, officers, and employees, as well as investment managers and advisers, employees of investment managers and advisers, and other affiliates, to serve the company with undivided loyalty.

    Rule 17j-1, adopted by the SEC under the Act, makes it unlawful for such affiliated persons of the Company: (1) to employ any device, scheme or artifice to defraud the Company; (2) to make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or (4) to engage in any manipulative practice with respect to the Company.

    In order, therefore, to prevent potential conflicts of interest between the Company and the personal financial or business activities of the Manager's directors, officers, general partners, employees, or any other affiliated persons, the Manager has adopted the following conduct standards for such individuals.

III. DEFINITIONS

    The following definitions are applicable to terms used in the Code:

  (1)
  ADVISORY PERSON is: (a) any employee of the Manager, or of any company in a control relationship to the Manager, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Manager who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

  (2)
  A security is BEING CONSIDERED FOR PURCHASE OR SALE when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

  (3)
  BENEFICIAL INTEREST includes any entity, person, trust, or account with respect to which a Subject Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Subject Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

  (4)
  BENEFICIAL OWNERSHIP shall be interpreted to include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect pecuniary interest in the security. As set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, the term "pecuniary interest" in securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

  (5)
  COMPLIANCE OFFICER is the officer of the Manager who is designated from time to time by the Board of Directors of the Manager to receive and review reports of purchases and sales by Subject Persons.

  (6)
  CONTROL shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) basically provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

  (7)
  INVESTMENT ADVISER means any person named as an investment manager or investment adviser in the Company's currently effective SEC registration statement.

  (8)
  INVESTMENT COMPANY means a company registered as such under the Act.

  (9)
  SECURITY shall have the meaning set forth in Section 2(a)(36) of the Act and refers not only to the security, but to any security into which the security may be converted, any warrant of any issuer that has issued the security, and any option, such as a put, call, straddle, or spread (whether or not such option is "covered") relating to a security. It does not include (a) any United States Government security, (b) any security issued by an open-end investment company, or mutual fund, [ (c) any security purchased pursuant to the Protective Life Insurance Company or Protective Life Corporation thrift and incentive plan(s) or other employee benefit plan,] or (d) money market instruments.

  (10)
  SUBJECT PERSON is any director, officer, general partner, or advisory person of the Manager.

IV. INTERRELATIONSHIP WITH THE COMPANY'S CODE OF ETHICS

    Subject Persons also must comply with the Company's code of ethics. Where permitted by the Compliance Officer of the Manager, compliance with the Company's code will constitute compliance with the Code.

V. STANDARDS OF CONDUCT

    The following rules have been adopted to carry out the foregoing Code provisions.

  A.
  No Subject Person may engage, directly or indirectly, in any business transaction or arrangement for personal profit which is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by the Manager or affiliation with the Company or any of its investment advisers or affiliates thereof in order to derive a personal profit for himself or herself or for any beneficial interest, in violation of the fiduciary duty owed by the Company's affiliates to the Company or its shareholders.

  B.
  Except with the prior written approval of the Compliance Officer of the Manager, no Subject Person may purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his or her actual knowledge at the time of purchase or sale: (1) is being considered for purchase or sale by the Company; or (2) is being purchased or sold by the Company.

  C.
  No Subject Person may accept, directly or indirectly, any gift, favor, or service of significant value from any person with whom he or she transacts business on behalf of the Company under circumstances where to do so would conflict with the Company's best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Company.

  D.
  Any Subject Person recommending or authorizing the purchase or sale of a security by the Company shall, at the time of such recommendation or authorization, disclose any beneficial interest in or beneficial ownership of such security or the issuer thereof that he or she may have, including without limitation:

  (1)
  his or her beneficial ownership of any securities of such issuer:

  (2)
  any transaction he or she contemplates in such securities;

  (3)
  any position that he or she holds with such issuer; and

  (4)
  any present or proposed business relationship that he or she (or any beneficial interest of his or hers) may have with the issuer or its affiliates.

  E.
  No Subject Person shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the Manager or the Company, without obtaining prior written approval from the Compliance Officer of the Manager or the Company, or such person or persons as either of these individuals may designate to act of their behalf. Notwithstanding the preceding sentence, such Subject Person may dispense such information without obtaining prior written approval:

    (1)
    where there is a public report containing the same information;

    (2)
    when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates;

    (3)
    when such information is reported to directors of the Company; or

    (4)
    in the ordinary course of his or her duties on behalf of the Company.

    The prohibitions of Subsections B and E shall not apply to:

    (1)
    purchases and sales of securities made for any account over which the Subject Person has no direct or indirect influence or control;

    (2)
    purchases and sales of securities which are not eligible for purchase or sale by the Company;

    (3)
    purchases and sales of securities which are non-volitional on the part of either the Company or the Subject Person;

    (4)
    purchases of securities pursuant to an automatic divided reinvestment plan; or

    (5)
    purchases of securities upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

    With regard to Subsections B and E, appropriate approvals or authorizations by the Compliance Officer of the Manager will not be unreasonably withheld with regard to purchases or sales of securities which are only remotely potentially harmful to the Company by virtue of being very unlikely to affect a highly institutional market or by virtue of being clearly not related economically to the securities to be purchased, sold, or held by the Company.

    With regard to Subsection B, as provided in the Company's code of ethics, a majority vote of those directors of the Company having no interest in the Subject Person's transaction may approve, upon a showing of good cause, purchases or sales of securities; good cause will be deemed to exist where unexpected hardship occasions the need for additional funds but not where there has merely been a change in investment objectives. In the event that such directors of the Company approve a purchase or sale, the Compliance Officer must also approve the purchase or sale.

    The Manager, however, reserves the right to withhold such authorizations and approvals when, in its sole discretion, this appears reasonable for the protection of itself, its shareholders, directors, officers, or its affiliates or the Company, or the Company's shareholders, directors, or officers.

VII. REPORTING

    The following reporting rules have been adopted to help enforce the foregoing provisions of the Code of Ethics:

  A.
  Every Subject Person shall report to the Compliance Officer the information described in Section VII-C of this Code with respect to transactions in any security in which such Subject Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership; provided, however, that a

    Subject Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

  B.
  Notwithstanding Section VII-A of this Code, a Subject Person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act .

  C.
  Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

  (1)
  The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

  (2)
  The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

  (3)
  The price at which the transaction was effected; and

  (4)
  The name of the broker, dealer, or bank with or through whom the transaction was effected.

    Reports must be made for each calendar quarter regardless of whether or not the Subject Person effected any transactions during the period covered by the report.

  D.
  Any such report may contain a statement that the report shall not be construed as an admission by the person making it that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

  E.
  The Compliance Officer shall review such reports and maintain copies thereof as required by Rule 17j-1(d) under the Act.

  F.
  Upon becoming a Subject Person and annually thereafter (at a time during the year designated by the Compliance Officer), each Subject person shall provide to the Compliance Officer a listing of all of his or her securities holdings.

  G.
  All Subject Persons shall instruct any broker through whom he or she purchases or sells any security (or any dealer to whom he or she sells or from whom he or she purchases any security) to send to the Compliance Officer on a timely basis, duplicate confirmation statements of such securities transactions.

VIII. COMPLIANCE CERTIFICATION

    At least once each fiscal year, each Subject Person shall certify, using a form provided by the Compliance Officer, that he or she:

  A.
  Has read and understands the Code;

  B.
  Recognizes that he or she is subject to the Code; and

  C.
  Has complied with the requirements of the Code.

VIII. SANCTIONS

    Any violation of the Code or of the foregoing rules, and any violation of procedures established under the Code, shall be reported to and considered by the Compliance Officer and, in his or her discretion, by the Board of Directors of the Manager. Such individual or board shall impose sanctions as deemed appropriate in the circumstances, including termination of employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported to the Board of Directors of the Company.

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PROTECTIVE INVESTMENT ADVISERS, INC. CODE OF ETHICS